Exhibit 23(b)

                                 CONSENT OF ENGINEER

          We hereby consent to the incorporation by reference in this registration statement of our estimates, dated January 9 and 23, 1996, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.


     RALPH E. DAVIS ASSOCIATES, INC.

     /s/ Joseph Mustacchia Jr.
     Executive Vice-President

     Houston, Texas
     June 14, 1996